Exhibit 99.1

Upwork Reports Fourth Quarter and Full Year 2019 Financial Results

Full Year 2019 ASC 606 Revenue of $300.6 Million

Full Year 2019 ASC 605 Revenue of $302.6 Million Increased 19% Year-Over-Year

Santa Clara, CA – February 26, 2020 – Upwork Inc. (Nasdaq: UPWK), the largest online talent solution, as measured by gross services volume (“GSV”), today announced its fourth quarter and full year 2019 financial results.

“We had a solid fourth quarter and exceeded our revenue and adjusted EBITDA guidance. Not only do we have a tremendous market opportunity, but we are uniquely positioned to solve the greatest challenge any company can face: how to find the skills and talent they need to thrive,” said Hayden Brown, President and CEO of Upwork. “We’ve set the right strategic priorities and are making the necessary investments to take Upwork into the next phase of growth, and I am confident that we are oriented for success.”

Upwork adopted the new revenue recognition accounting standard, Accounting Standards Codification Topic 606 (“ASC 606”), as of January 1, 2019 on a modified retrospective basis. Financial results for the reporting periods during 2019 are presented in accordance with the new revenue recognition standard. This press release includes additional information to reconcile the impact of the adoption of ASC 606 on our financial results for the reporting periods during 2019. Please refer to the financial tables at the end of this press release for results reported under Accounting Standards Codification Topic 605 (“ASC 605”). Additionally, we have posted a presentation on the investor section of our website at investors.upwork.com with details regarding the impact of the ASC 606 adoption on our reported financial results.

Fourth Quarter 2019 Financial Results
•Gross services volume (GSV) increased by 16% year-over-year to $549 million
•Revenue (under ASC 606) grew 19% year-over-year to $80.3 million; Revenue (under ASC 605) grew 20% year-over-year to $80.7 million
•Marketplace revenue (under ASC 606) grew 21% year-over-year to $72.2 million; Marketplace revenue (under ASC 605) grew 22% year-over-year to $72.6 million
•Take rate (under ASC 606) was 14.6%, up from 14.3% a year ago; Take rate (under ASC 605) was 14.7%, up from 14.3% a year ago
•Gross margin (under ASC 606) expanded approximately two percentage points year-over-year to 71%; Gross margin (under ASC 605) expanded three percentage points year-over-year to 72%
•Net loss (under ASC 606) was $5.5 million, or $(0.05) per share, compared to a net loss of $5.4 million, or $(0.05) per share, in the fourth quarter of 2018; Net loss (under ASC 605) was $5.2 million, or $(0.05) per share, compared to a net loss of $5.4 million, or $(0.05) per share, in the fourth quarter of 2018
•Non-GAAP net income (under ASC 606) was $3.4 million, or $0.03 per share, compared to non-GAAP net income of $2.7 million, or $0.03 per share, in the fourth quarter of 2018; Non-GAAP net income (under ASC 605) was $3.7 million, or $0.03 per share, compared to non-GAAP net income of $2.7 million, or $0.03 per share, in the fourth quarter of 2018
•Adjusted EBITDA (under ASC 606), a non-GAAP financial measure, was $3.5 million compared to $3.6 million in the fourth quarter of 2018; Adjusted EBITDA (under ASC 605), a non-GAAP financial measure, was $3.8 million compared to $3.6 million in the fourth quarter of 2018

Full Year 2019 Financial Results
•Gross services volume (GSV) increased by 19% year-over-year to $2.087 billion
•Revenue (under ASC 606) grew 19% to $300.6 million; Revenue (under ASC 605) grew 19% to $302.6 million
•Marketplace revenue (under ASC 606) grew 20% to $268.3 million; Marketplace revenue (under ASC 605) grew 21% to $270.4 million
•Take Rate (under ASC 606) remained unchanged from a year ago at 14.4%; Take rate (under ASC 605) was 14.5%, up from 14.4% a year ago
•Gross margin (under ASC 606) expanded approximately two percentage points year-over-year to 71%; Gross margin (under ASC 605) expanded three percentage points year-over-year to 71%
•Core clients grew 18% year-over-year to approximately 124,000

•Net loss (under ASC 606) was $16.7 million, or $(0.15) per share, compared to a net loss of $19.9 million, or $(0.38) per share, for full year 2018; Net loss (under ASC 605) was $14.7 million, or $(0.13) per share, compared to a net loss of $19.9 million, or $(0.38) per share, for full year 2018
•Non-GAAP net income (under ASC 606) was $5.5 million, or $0.05 per share, compared to non-GAAP net loss of $0.6 million, or $(0.01) per share, for full year 2018; Non-GAAP net income (under ASC 605) was $7.4 million, or $0.07 per share, compared to non-GAAP net loss of $0.6 million, or $(0.01) per share, for full year 2018
•Adjusted EBITDA (under ASC 606) was $7.4 million compared to $3.8 million in the prior year; Adjusted EBITDA (under ASC 605) was $9.4 million compared to $3.8 million in the prior year

Note: Reported figures are rounded; unless otherwise noted, comparisons of the fourth quarter of 2019 are to the fourth quarter of 2018 and comparisons for the full year 2019 are to the full year 2018. All financial measures are GAAP unless cited as non-GAAP.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Guidance (ASC 606 basis)
As of February 26, 2020, Upwork is initiating revenue guidance for its first quarter and full year 2020 as follows:

For the first quarter of 2020, Upwork expects to report:
•Revenue in the range of $81.5 million to $82.5 million1
•Weighted average shares outstanding in the range of 114 million to 116 million

For the full year 2020, Upwork expects to report:
•Revenue in the range of $340 million to $345 million2
•Weighted average shares outstanding in the range of 117 million to 121 million

Fourth Quarter and Full Year 2019 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s fourth quarter and full year 2019 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.

We use our investor relations website (investors.upwork.com/), our Twitter handle (twitter.com/Upwork) and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

_____________________________

1 Under ASC 605, the estimated range for revenue guidance for the first quarter 2020 represents a year-over-year growth rate of between 20% to 22%
2 Under ASC 605, the estimated range for revenue guidance for the full year 2020 represents a year-over-year growth rate of between 14% and 16%.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the first quarter of 2020 and full year 2020, and expectations for capturing market share and regarding the changing landscape of work, as well as statements regarding our planned investments to support growth. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results, including: our ability to attract and retain a community of freelancers and clients; our limited operating history under our current business strategy and pricing model; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of freelancers on our platform; the possibility that the market for freelancers and the services they offer will develop more slowly than we expect; user circumvention of our platform; our ability to sell to mid-market, large enterprise, and global account clients; the success of our investments in our enterprise sales organization and our related marketing efforts, and expectations for the ability for enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our platform in a period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; privacy; litigation and related costs; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2019 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present under ASC 606 and under ASC 605, non-GAAP cost of revenue (and as percentage of revenue), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income from operations (and as percentage of revenue), non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis), and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net, income tax (benefit) provision, change in fair value of redeemable preferred stock warrant liability (a non-cash charge that will not recur in the periods following the fourth quarter of 2018) and expense from our Tides Foundation common stock warrant (non-cash expense included in general and administrative expense).

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) expense from our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the largest online talent solution, as measured by GSV, that enables businesses to find and work with highly-skilled independent professionals. We empower businesses with more flexible access to quality talent, on demand. Through Upwork’s matching technology and services, companies have access to a global pool of proven professionals so they can scale their teams dynamically to meet business needs. Upwork also provides skilled professionals and agencies access to more opportunities.

Upwork’s mission is to create economic opportunities so people have better lives. The community of independent professionals working via Upwork spans many categories including software development, creative & design, finance & accounting, consulting, operations and customer support—over 8,000 skills are represented.

More than thirty percent of the Fortune 500 use Upwork. Clients include Airbnb, Automattic, BISSELL, GE, and Microsoft.

Upwork is headquartered in Santa Clara, Calif., with offices in Chicago and San Francisco, as well as distributed team members around the world. For more information, visit Upwork’s website at www.upwork.com, or its Investor Relations website at https://investors.upwork.com, or join Upwork on Twitter, Facebook, and LinkedIn.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Marketplace	$72,189	$59,652	$268,284	$223,831
Managed services	8,099	7,690	32,278	29,523
Total revenue	80,288	67,342	300,562	253,354
Cost of revenue	22,937	20,880	88,144	81,458
Gross profit	57,351	46,462	212,418	171,896
Operating expenses
Research and development	16,322	14,808	64,027	55,488
Sales and marketing	25,572	17,909	95,891	72,963
General and administrative	21,134	15,234	67,327	49,336
Provision for transaction losses	1,199	1,209	3,905	5,821
Total operating expenses	64,227	49,160	231,150	183,608
Loss from operations	(6,876)	(2,698)	(18,732)	(11,712)
Interest expense	259	364	1,306	2,038
Other (income) expense, net	(1,634)	2,297	(3,407)	6,142
Loss before income taxes	(5,501)	(5,359)	(16,631)	(19,892)
Income tax provision	—	(6)	(28)	(15)
Net loss	$(5,501)	$(5,365)	$(16,659)	$(19,907)

Net loss per share, basic and diluted	$(0.05)	$(0.05)	$(0.15)	$(0.38)
Weighted-average shares used to compute net loss per share, basic and diluted	112,690	103,362	109,815	52,328

UPWORK INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$48,392	$129,128
Marketable securities	85,481	—
Funds held in escrow, including funds in transit	108,721	98,186
Trade and client receivables, net	30,156	22,315
Prepaid expenses and other current assets	7,885	6,253
Total current assets	280,635	255,882
Property and equipment, net	21,454	10,815
Goodwill	118,219	118,219
Intangible assets, net	3,335	6,004
Operating lease asset	21,908	—
Other assets, noncurrent	829	653
Total assets	$446,380	$391,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$652	$2,073
Escrow funds payable	108,721	98,186
Debt, current	7,584	5,671
Accrued expenses and other current liabilities	18,342	20,948
Deferred revenue	13,799	722
Total current liabilities	149,098	127,600
Debt, noncurrent	10,699	18,239
Operating lease liability, noncurrent	21,186	—
Other liabilities, noncurrent	5,973	1,989
Total liabilities	186,956	147,828

Stockholders’ equity:
Common stock	11	11
Additional paid-in capital	431,370	387,233
Accumulated deficit	(171,957)	(143,499)
Total stockholders’ equity	259,424	243,745
Total liabilities and stockholders’ equity	$446,380	$391,573

UPWORK INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,501)	$(5,365)	$(16,659)	$(19,907)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for transaction losses	1,040	498	3,118	5,110
Depreciation and amortization	2,163	1,407	6,661	4,949
Amortization of debt issuance costs	13	13	52	77
Amortization of discount on purchases of marketable securities	(210)	—	(1,158)	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	2,446	—	6,056
Amortization of operating lease asset	886	—	3,945	—
Tides Foundation common stock warrant expense	272	226	711	226
Stock-based compensation expense	7,940	4,694	18,798	10,361
Loss on disposal of fixed assets	14	58	14	91
Changes in operating assets and liabilities:
Trade and client receivables	(3,815)	18,643	(10,918)	3,506
Prepaid expenses and other assets	(662)	(634)	(2,069)	(1,292)
Operating lease liability	(473)	—	(1,453)	—
Accounts payable	(2,154)	(3,397)	(1,457)	1,609
Accrued expenses and other liabilities	(4,016)	3,339	(2,957)	2,849
Deferred revenue	3,560	6	4,430	109
Net cash provided by (used in) operating activities	(943)	21,934	1,058	13,744
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(36,836)	—	(168,786)	—
Proceeds from maturities of marketable securities	12,000	—	84,500	—
Purchases of property and equipment	(522)	(1,404)	(10,752)	(3,002)
Internal-use software and platform development costs	(1,832)	(1,169)	(5,886)	(3,839)
Net cash used in investing activities	(27,190)	(2,573)	(100,924)	(6,841)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in escrow funds payable	(5,872)	(9,292)	10,535	10,991
Proceeds from exercises of stock options and common stock warrant	4,181	1,149	18,155	8,160
Taxes paid related to net share settlement of restricted stock units	—	(247)	—	(247)
Proceeds from borrowings on debt	—	—	50,000	15,000
Repayment of debt	(1,893)	(25,000)	(55,679)	(25,000)
Proceeds from employee stock purchase plan	2,814	—	6,391	—
Proceeds from the initial public offering, net of discounts and commissions	—	109,381	—	109,381
Payments of costs related to the initial public offering	—	(2,221)	—	(6,220)
Net cash provided by (used in) financing activities	(770)	73,770	29,402	112,065
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(28,903)	93,131	(70,464)	118,968
Cash, cash equivalents, and restricted cash—beginning of period	188,506	136,936	230,067	111,099
Cash, cash equivalents, and restricted cash—end of period	$159,603	$230,067	$159,603	$230,067

The below table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of December 31, 2019 and 2018 (in thousands):

	As of December 31,
	2019	2018
Cash and cash equivalents	$48,392	$129,128
Restricted cash	2,490	2,753
Funds held in escrow, including funds in transit	108,721	98,186
Total cash, cash equivalents, and restricted cash as shown in the consolidated statement of cash flows	$159,603	$230,067

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	Change		2019	2018	Change
Cost of revenue	$22,937	$20,880	$2,057	10%	$88,144	$81,458	$6,686	8%
Components of cost of revenue:
Costs of freelancer services to deliver managed services	6,620	6,318	302	5%	26,763	24,490	2,273	9%
Other components of cost of revenue	16,317	14,562	1,755	12%	61,381	56,968	4,413	8%
Total gross margin	71%	69%			71%	68%

UPWORK INC
RECONCILIATION OF GAAP TO NON-GAAP RESULTS - ASC 606
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP Net Loss	$(5,501)	$(5,365)	$(16,659)	$(19,907)
Add back (deduct):
Stock-based compensation	7,940	4,694	18,798	10,361
Depreciation and amortization	2,163	1,407	6,661	4,949
Interest expense	259	364	1,306	2,038
Other (income) expense, net	(1,634)	2,297	(3,407)	6,142
Provision for income tax	—	6	28	15
Tides Foundation common stock warrant expense	272	226	711	226
Non-GAAP Adjusted EBITDA	$3,499	$3,629	$7,438	$3,824

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$22,937	$20,880	$88,144	$81,458
Stock-based compensation	(130)	(118)	(456)	(282)
Cost of revenue, Non-GAAP	$22,807	$20,762	$87,688	$81,176
% of revenue, GAAP	29%	31%	29%	32%
% of revenue, Non-GAAP	28%	31%	29%	32%

Gross Profit Reconciliation:
Gross profit, GAAP	$57,351	$46,462	$212,418	$171,896
Stock-based compensation	130	118	456	282
Gross profit, Non-GAAP	$57,481	$46,580	$212,874	$172,178
% of revenue, GAAP	71%	69%	71%	68%
% of revenue, Non-GAAP	72%	69%	71%	68%

Operating Expenses Reconciliation:
Research and development, GAAP	$16,322	$14,808	$64,027	$55,488
Stock-based compensation	(1,902)	(1,547)	(6,471)	(3,258)
Research and development, Non-GAAP	$14,420	$13,261	$57,556	$52,230
% of revenue, GAAP	20%	22%	21%	22%
% of revenue, Non-GAAP	18%	20%	19%	21%

Sales and marketing, GAAP	$25,572	$17,909	$95,891	$72,963
Stock-based compensation	(749)	(611)	(2,609)	(1,637)
Sales and marketing, Non-GAAP	$24,823	$17,298	$93,282	$71,326
% of revenue, GAAP	32%	27%	32%	29%
% of revenue, Non-GAAP	31%	26%	31%	28%

General and administrative, GAAP	$21,134	$15,234	$67,327	$49,336
Stock-based compensation	(5,159)	(2,418)	(9,262)	(5,184)
Amortization of intangible assets	(667)	(667)	(2,668)	(2,668)
Tides Foundation common stock warrant expense	(272)	(226)	(711)	(226)
General and administrative, Non-GAAP	$15,036	$11,923	$54,686	$41,258
% of revenue, GAAP	26%	23%	22%	19%
% of revenue, Non-GAAP	19%	18%	18%	16%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(6,876)	$(2,698)	$(18,732)	$(11,712)
Stock-based compensation	7,940	4,694	18,798	10,361
Amortization of intangible assets	667	667	2,668	2,668
Tides Foundation common stock warrant expense	272	226	711	226
Income from operations, Non-GAAP	$2,003	$2,889	$3,445	$1,543
% of revenue, GAAP	-9%	-4%	-6%	-5%
% of revenue, Non-GAAP	2%	4%	1%	1%

Net Loss Reconciliation:
Net loss, GAAP	$(5,501)	$(5,365)	$(16,659)	(19,907)
Stock-based compensation	7,940	4,694	18,798	10,361
Amortization of intangible assets	667	667	2,668	2,668
Tides Foundation common stock warrant expense	272	226	711	226
Change in fair value of redeemable convertible preferred stock warrant liability	—	2,446	—	6,056
Net income (loss), Non-GAAP	$3,378	$2,668	$5,518	$(596)
% of revenue, GAAP	-7%	-8%	-6%	-8%
% of revenue, Non-GAAP	4%	4%	2%	—%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	112,690	103,362	109,815	52,328
Net loss per share, GAAP	$(0.05)	$(0.05)	$(0.15)	$(0.38)
Net income (loss) per share, Non-GAAP	$0.03	$0.03	$0.05	$(0.01)

UPWORK INC
RECONCILIATION OF GAAP TO NON-GAAP RESULTS - ASC 605
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP Net Loss	$(5,158)	$(5,365)	$(14,740)	$(19,907)
Add back (deduct):
Stock-based compensation	7,940	4,694	18,798	10,361
Depreciation and amortization	2,163	1,407	6,661	4,949
Interest expense	259	364	1,306	2,038
Other (income) expense, net	(1,634)	2,297	(3,407)	6,142
Provision for income tax	—	6	28	15
Tides Foundation common stock warrant expense	272	226	711	226
Non-GAAP Adjusted EBITDA	$3,842	$3,629	$9,357	$3,824

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$22,937	$20,880	$88,144	$81,458
Stock-based compensation	(130)	(118)	(456)	(282)
Cost of revenue, Non-GAAP	$22,807	$20,762	$87,688	$81,176
% of revenue, GAAP	28%	31%	29%	32%
% of revenue, Non-GAAP	28%	31%	29%	32%

Gross Profit Reconciliation:
Gross profit, GAAP	$57,744	$46,462	$214,503	$171,896
Stock-based compensation	130	118	456	282
Gross profit, Non-GAAP	$57,874	$46,580	$214,959	$172,178
% of revenue, GAAP	72%	69%	71%	68%
% of revenue, Non-GAAP	72%	69%	71%	68%

Operating Expenses Reconciliation:
Research and development, GAAP	$16,322	$14,808	$64,027	$55,488
Stock-based compensation	(1,902)	(1,547)	(6,471)	(3,258)
Research and development, Non-GAAP	$14,420	$13,261	$57,556	$52,230
% of revenue, GAAP	20%	22%	21%	22%
% of revenue, Non-GAAP	18%	20%	19%	21%

Sales and marketing, GAAP	$25,572	$17,909	$95,891	$72,963
Stock-based compensation	(749)	(611)	(2,609)	(1,637)
Sales and marketing, Non-GAAP	$24,823	$17,298	$93,282	$71,326
% of revenue, GAAP	32%	27%	32%	29%
% of revenue, Non-GAAP	31%	26%	31%	28%

General and administrative, GAAP	$21,184	$15,234	$67,493	$49,336
Stock-based compensation	(5,159)	(2,418)	(9,262)	(5,184)
Amortization of intangible assets	(667)	(667)	(2,668)	(2,668)
Tides Foundation common stock warrant expense	(272)	(226)	(711)	(226)
General and administrative, Non-GAAP	$15,086	$11,923	$54,852	$41,258
% of revenue, GAAP	26%	23%	22%	19%
% of revenue, Non-GAAP	19%	18%	18%	16%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(6,533)	$(2,698)	$(16,813)	$(11,712)
Stock-based compensation	7,940	4,694	18,798	10,361
Amortization of intangible assets	667	667	2,668	2,668
Tides Foundation common stock warrant expense	272	226	711	226
Income from operations, Non-GAAP	$2,346	$2,889	$5,364	$1,543
% of revenue, GAAP	-8%	-4%	-6%	-5%
% of revenue, Non-GAAP	3%	4%	2%	1%

Net Loss Reconciliation:
Net loss, GAAP	$(5,158)	$(5,365)	$(14,740)	(19,907)
Stock-based compensation	7,940	4,694	18,798	10,361
Amortization of intangible assets	667	667	2,668	2,668
Tides Foundation common stock warrant expense	272	226	711	226
Change in fair value of redeemable convertible preferred stock warrant liability	—	2,446	—	6,056
Net income (loss), Non-GAAP	$3,721	$2,668	$7,437	$(596)
% of revenue, GAAP	-6%	-8%	-5%	-8%
% of revenue, Non-GAAP	5%	4%	2%	—%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	112,690	103,362	109,815	52,328
Net loss per share, GAAP	$(0.05)	$(0.05)	$(0.13)	$(0.38)
Net income (loss) per share, Non-GAAP	$0.03	$0.03	$0.07	$(0.01)

The following table summarizes the impacts of adopting ASC 606 and ASC 842 on our condensed consolidated financial statements as of and for the year ended December 31, 2019 (in thousands):

	December 31, 2019
	Balances, without Adoption of Topics 606 and 842	Adjustments due to Topic 606	Adjustments due to Topic 842 (1)	Balances, as Reported
Condensed Consolidated Balance Sheet
Current assets—Trade and client receivables, net	$36,487	$(6,331)	$—	$30,156
Noncurrent assets
Operating lease asset	—	—	21,908	21,908
Other assets, noncurrent	904	—	(75)	829
Current liabilities
Accrued expenses and other current liabilities	21,027	(5,817)	3,132	18,342
Deferred revenue	2,280	11,519	—	13,799
Noncurrent liabilities
Operating lease liability, noncurrent	—	—	21,186	21,186
Other liabilities, noncurrent	6,740	1,850	(2,617)	5,973
Total stockholders’ equity	273,141	(13,883)	166	259,424

Condensed Consolidated Statement of Operations
Revenue	$302,647	$(2,085)	$—	$300,562
Operating expense—General and administrative	67,493	—	(166)	67,327
Net loss attributable to common stockholders	(14,740)	(2,085)	166	(16,659)
Net loss per share attributable to common stockholders, basic and diluted	(0.13)	(0.02)	—	(0.15)
(1) Amounts include other adjustments made in conjunction with the adoption of Topic 842.
The following table summarizes the impact of adopting ASC 606 on our condensed consolidated statements of operations for the periods indicated. The impact of adopting ASC 842 on our condensed consolidated statements of operations for the periods indicated was immaterial.

	Three Months Ended				Twelve Months Ended December 31, 2019
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
	(in thousands)
As reported:
Revenue
Marketplace	$60,455	$65,728	$69,912	$72,189	$268,284
Managed services	8,021	8,055	8,103	8,099	32,278
Total revenue	68,476	73,783	78,015	80,288	300,562
Cost of revenue	21,125	21,588	22,494	22,937	88,144
Gross profit	47,351	52,195	55,521	57,351	212,418

Adjustment due to ASC 606	448	473	771	393	2,085

Without Adoption of ASC 606:
Revenue
Marketplace	$60,903	$66,201	$70,683	$72,582	$270,369
Managed services	8,021	8,055	8,103	8,099	32,278
Total revenue	68,924	74,256	78,786	80,681	302,647
Cost of revenue	21,125	21,588	22,494	22,937	88,144
Gross profit	47,799	52,668	56,292	57,744	214,503